EXHIBIT 24.1
POWER OF ATTORNEY
          Each of the undersigned does hereby appoint CELIA A. COLBERT and KENNETH C. FRAZIER and each of them, severally, his/her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Form 10-K Annual Report of Merck & Co., Inc. for the fiscal year ended December 31, 2006 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
          IN WITNESS WHEREOF, this instrument has been duly executed as of the 22nd day of February 2007.

MERCK & CO., Inc.
By	/s/ Richard T. Clark
Richard T. Clark
(Chief Executive Officer and President)

/s/ Richard T. Clark Richard T. Clark	Chief Executive Officer and President (Principal Executive Officer; Director)

/s/ Judy C. Lewent Judy C. Lewent	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ John Canan John Canan	Vice President, Controller (Principal Accounting Officer)
DIRECTORS

/s/ Lawrence A. Bossidy	/s/ Thomas E. Shenk

Lawrence A. Bossidy	Thomas E. Shenk

/s/ William G. Bowen	/s/ Anne M. Tatlock

William G. Bowen	Anne M. Tatlock

/s/ Johnnetta B. Cole	/s/ Samuel O. Thier

Johnnetta B. Cole	Samuel O. Thier

/s/ William B. Harrison, Jr.	/s/ Wendell P. Weeks

William B. Harrison, Jr.	Wendell P. Weeks

/s/ William N. Kelley	/s/ Peter C. Wendell

William N. Kelley	Peter C. Wendell

/s/ Rochelle B. Lazarus Rochelle B. Lazarus